EXHIBIT 10

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 of our report dated March 14, 2003, relating to the financial statements of The Guardian Separate Account Q, and our report dated February 26, 2003, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 22, 2003